Exhibit 99.1

CafePress Reports First Quarter 2013 Results

Net Revenues Grew 32% over First Quarter 2012

LOUISVILLE, Ky., May 2, 2013 - CafePress Inc. (NASDAQ: PRSS), The World’s Customization Engine®, today reported financial results for the three months ended March 31, 2013.

“CafePress posted a strong first quarter with robust year-over-year net revenue growth of 32%,” said Chief Executive Officer Bob Marino. “We experienced strong demand for customized products across all of our businesses and particularly strong growth in our e-commerce activities for strategic partners and corporate shops. Our manufacturing consolidation is on track and our investment in operations should drive gross margin expansion as we exit 2013. Looking ahead, we intend to drive growth by exposing more consumers to our wealth of customizable on-demand products via search, social and mobile channels — not only on the CafePress family of brands but by enabling customization wherever e-commerce occurs.”

First Quarter 2013 Financial Highlights

•	Net revenues totaled $52.5 million, compared to $39.9 million in the first quarter of 2012.

•	Adjusted EBITDA was $0.1 million, compared to $2.8 million in the first quarter of 2012.

•	Gross profit margin was 37.4% of net revenues, compared to 42.5% in the first quarter of 2012.

•	GAAP net loss was $(4.0) million (including stock-based compensation, amortization of intangible assets, and acquisition costs), compared to a loss of $(0.5) million in the first quarter of 2012.

•	GAAP net loss per diluted share was $(0.23), compared to $(0.06) in the first quarter of 2012.

•

Non-GAAP net loss (excluding stock-based compensation, amortization of intangible assets and acquisition costs) was $(1.4) million, compared to non-GAAP net income of $0.9 million in the first quarter of 2012.

•	Non-GAAP net loss per diluted share was $(0.08), compared to non-GAAP net income per diluted share of $0.06 in the first quarter of 2012.

•

At March 31, 2013, cash, cash equivalents, and short-term investments totaled $26.1 million. The Company is comfortable with its cash position and expects to generate significant cash from operations in the fourth quarter, ending 2013 with a strong balance sheet.

First Quarter 2013 Operating Metrics

•	Orders totaled 1,429,106, a 70% year-over-year increase, including the consolidation of EZ Prints, Inc. into CafePress’ business.

•

Average Order Size (AOS) was $35 including the consolidation of EZ Prints, a 27% decrease year-over-year, reflecting the smaller order size of the EZ Prints B2B business. AOS excluding the impact of EZ Prints was $53, a 10% increase year-over-year.

Recent Operating Highlights

•	Announced CafePress Services to provide turnkey, unique e-commerce solutions for corporate partners.

•	Integrated CafePress products into the popular Facebook Gifts marketplace.

•	Signed agreement to develop corporate shop and custom online experiences for Marvel Entertainment, LLC, including the Iron Man 3 movie.

•	Launched new corporate shops for Paramount Pictures, including the upcoming movie World War Z, and for children’s entertainment network Sprout®.

•	Enabled personalization and customization tools on consumer products company Jarden Corporation for Crock-Pot.com including designs showcasing all 32 NFL teams.

•	Expanded the relationship with long-time partner Iconix Brand Group, Inc. to create a state-of-the-art website and leverage the Peanuts® brand on CafePress.com and other channels.

•

Partnered with interactive ecommerce company Delivery Agent, Inc. to add customized products and technology tools to more than 40 entertainment sites including Discovery Channel, The History Channel and CBS.

•	Expanded relationship with Getty Images to include portfolio of work in the CafePress.com marketplace.

•

Added Fan Portals for fans to design and create user-generated merchandise, including both Elvis Presley and Army-inspired merchandise due to partnerships with Elvis Presley Enterprises and the US Army, respectively.

•	Increased the number of products and base goods on CafePress.com including categories such as home, apparel and automobile accessories.

Business Outlook

“Given the strong start to 2013, we are raising our full year revenue guidance,” said Monica Johnson, Chief Financial Officer. “Our second quarter guidance reflects a shift in the historical weighting of our business due to the revenue and profit seasonality of newly acquired businesses, the expected timing of partner programs and the continued investment in the consolidation of our manufacturing operations. All of these factors point toward a higher percentage of revenue and profit in the fourth quarter for CafePress.”

For the second quarter of 2013:

•	Net revenues in the range of $50.5 million to $54.5 million.

•	Adjusted EBITDA ranging from a loss of $0.2 million to income of $1.3 million.

•	Non-GAAP net loss per diluted share of $(0.11) to $(0.04).

•	Weighted average fully diluted shares estimated at 17.4 million.

For fiscal year 2013, the Company revised its guidance as follows:

•	Net revenues ranging from $248 million to $261 million, a year-over-year increase of 14% to 20%.

•	Adjusted EBITDA of $11 million to $16 million.

•	Non-GAAP net income per diluted share of $0.07 to $0.22.

•	Weighted average fully diluted shares of approximately 17.7 million.

•	Total capital expenditures in the range of $12 million to $14 million.

First Quarter 2013 Conference Call

Management will review the first quarter 2013 financial results and its forward guidance on a conference call on Thursday, May 2, 2013 at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Time). To participate on the live call, analysts and investors should dial 1-877-941-1428 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, non-GAAP income, and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include, among other matters, statements regarding the Company’s manufacturing consolidation and investment in operations, growth strategy and expectations regarding its cash position, statements under the caption “Business Outlook,” including the Company’s expected financial performance and outlook for the first quarter and full year 2013 with respect to net revenues, adjusted EBITDA, non-GAAP income and non-GAAP net loss, weighted average fully diluted shares and capital expenditures, and the Company’s revenue and profit in the fourth quarter, as well as statements regarding the benefits of the Company’s non-GAAP financial measures. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; intense competition which could lead to pricing pressure among other effects; our ability to expand our customer base and meet production requirements; risks and uncertainties arising from the integration of EZ Prints and other companies; our ability to retain and hire necessary employees and appropriately staff our operations; the impact of seasonality on our business; our ability to timely develop new product and service offerings, as well as consumer acceptance of new products and services; our ability to develop additional adjacent lines of business to complement our growth strategies; and unforeseen changes in expense levels. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013 and in other reports filed by the Company with the Securities and Exchange Commission from time to time, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

About CafePress (PRSS):

CafePress is The World’s Customization Engine®. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. Today, CafePress’ portfolio of e-commerce websites and companies includes CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, Logosportswear.com and EZ Prints, Inc.

CafePress Inc.

Media Relations:

Sarah Segal

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Alex Wellins

415-217-5861

alex@blueshirtgroup.com

CafePress Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Net revenues	$52,507	$39,881
Cost of net revenues	32,866	22,938

Gross Profit	19,641	16,943

Operating expenses:
Sales and marketing	14,307	10,161
Technology and development	5,221	2,964
General and administrative	4,587	3,934
Acquisition-related costs	1,395	654

Total operating expenses	25,510	17,713

Loss from operations	(5,869)	(770)

Interest income	11	8
Interest expense	(63)	(51)

Loss before income taxes	(5,921)	(813)
Benefit from income taxes	(1,937)	(269)

Net loss	$(3,984)	$(544)

Net loss per share of common stock:
Basic and diluted	$(0.23)	$(0.06)

Shares used in computing net loss per share of common stock:
Basic and diluted	17,119	8,944

Stock-based compensation is allocated as follows:

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Cost of net revenues	$71	$51
Sales and marketing	112	155
Technology and development	68	58
General and administrative	832	566

Total stock-based compensation expense	$1,083	$830

CafePress Inc.

Condensed Consolidated Balance Sheet

(In thousands, except par value amounts)

(Unaudited)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,149	$31,198
Short-term investments	6,913	9,403
Accounts receivable	5,482	10,390
Inventory	8,316	9,765
Deferred tax assets	2,794	2,794
Deferred costs	2,261	3,756
Prepaid expenses and other current assets	5,582	4,844

Total current assets	50,497	72,150

Property and equipment, net	19,500	19,892
Goodwill	40,231	40,231
Intangible assets, net	18,662	19,979
Deferred tax assets	5,015	4,417
Other assets	1,248	863

TOTAL ASSETS	$135,153	$157,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,890	$15,088
Partner commissions payable	5,191	7,451
Accrued royalties payable	4,824	6,724
Accrued liabilities	14,765	17,761
Income tax payable	—	765
Deferred revenue	4,981	9,099
Short-term borrowings	—	894
Capital lease obligations, current	540	531

Total current liabilities	38,191	58,313

Capital lease obligations, non-current	2,144	2,282
Other long-term liabilities	4,454	3,628

TOTAL LIABILITIES	44,789	64,223

Stockholders’ Equity :
Preferred stock, $0.0001 par value: 10,000 shares authorized as of March 31, 2013 and December 31, 2012; none issued and outstanding	—	—
Common stock, $0.0001 par value - 500,000 shares authorized and 17,126 and 17,114 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	94,929	93,890
Accumulated deficit	(4,567)	(583)

TOTAL STOCKHOLDERS’ EQUITY	90,364	93,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$135,153	$157,532

CafePress Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(3,984)	$(544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,145	1,434
Amortization of intangible assets	1,317	684
Gain on disposal of fixed assets	—	(7)
Stock-based compensation	1,083	830
Change in fair value of contingent consideration liability	147	137
Deferred income taxes	(598)	2
Tax short-fall from stock-based compensation	(78)	(3)
Changes in operating assets and liabilities:
Accounts receivable	4,908	(468)
Inventory	1,449	1,664
Prepaid expenses and other current assets	757	(1,552)
Other assets	(385)	(1,004)
Accounts payable	(7,335)	(5,053)
Partner commissions payable	(2,154)	—
Accrued royalties payable	(1,900)	(1,798)
Accrued and other liabilities	(2,745)	(566)
Income taxes payable	(765)	(1,539)
Deferred revenue	(4,118)	1,240

Net cash used in operating activities	(12,256)	(6,543)

Cash Flows from Investing Activities:
Purchase of short-term investments	—	(1,743)
Proceeds from maturities of short-term investments	2,490	3,285
Purchase of property and equipment	(498)	(470)
Capitalization of software and website development costs	(778)	(829)
Proceeds from disposal of fixed assets	—	14

Net cash provided by investing activities	1,214	257

Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(129)	(115)
Payments for deferred offering costs	—	(651)
Proceeds from exercise of stock options	16	6
Payment of short-term borrowings	(894)	—

Net cash used in financing activities	(1,007)	(760)

Net decrease in cash and cash equivalents	(12,049)	(7,046)
Cash and cash equivalents — beginning of period	31,198	27,900

Cash and cash equivalents — end of period	$19,149	$20,854

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$44	$50
Income taxes paid during the period	997	1,822
Noncash Investing and Financing Activities:
Property and equipment acquired under rent agreement	$321	$—
Accrued purchases of property and equipment	170	36
Deferred offering costs not yet paid	—	1,599

CafePress Inc.

User Metrics Disclosure

	Three Months Ended March 31,
	2013	2012
User Metrics

Orders	1,429,106	839,020
year-over-year growth	70%	26%

Average Order Value	$35	$48
year-over-year growth	-27%	-3%

Average Order Value (excluding EZ Prints)	$53	$48
year-over-year growth	10%	-3%

CafePress Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Net loss	$(3,984)	$(544)
Non-GAAP adjustments:
Interest and other (income) expense	52	43
Benefit from income taxes	(1,937)	(269)
Depreciation and amortization	2,145	1,434
Amortization of intangible assets	1,317	684
Acquisition-related costs	1,395	654
Stock-based compensation	1,083	830

Adjusted EBITDA*	$71	$2,832

*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments and third-party fees incurred as part of our acquisitions.

CafePress Inc.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income (Loss)

(In thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Loss from operations	$(5,869)	$(770)
Non-GAAP adjustments:
Amortization of intangible assets	1,317	684
Acquisition-related costs	1,395	654
Stock-based compensation	1,083	830

Non-GAAP operating income (loss)	$(2,074)	$1,398

CafePress Inc.

Reconciliation of Net Loss to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per Diluted Share

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Net loss	$(3,984)	$(544)
Non-GAAP adjustments:
Amortization of intangible assets	1,317	684
Acquisition-related costs	1,395	654
Stock based compensation	1,083	830
Benefit from income taxes	(1,241)	(717)

Non-GAAP net income (loss)	$(1,431)	$907

Non-GAAP net income (loss) per share:
Basic	$(0.08)	$0.06

Diluted	$(0.08)	$0.06

Shares used in computing Non-GAAP net income (loss) per share:
Basic	17,119	14,479

Diluted	17,119	15,129